CERTAIN  PORTIONS HAVE BEEN OMITTED BASED ON
                                    A  REQUEST   FOR   CONFIDENTIAL   TREATMENT;
                                    OMITTED  PORTIONS FILED  SEPARATELY WITH THE
                                    SECURITIES AND EXCHANGE COMMISSION


                        LICENSE AND DEVELOPMENT AGREEMENT



                                 BY AND BETWEEN



                         SHEFFIELD PHARMACEUTICAL, INC.
                             A Delaware Corporation



                                       AND



                        SYSTEMIC PULMONARY DELIVERY, LTD.
                                A Bermuda Company



                                       AND



                              ELAN CORPORATION, plc
                                An Irish Company





                This Agreement is made the 30th day of June 1998

                                TABLE OF CONTENTS


1.    ARTICLE I : DEFINITIONS..................................................1


2.    ARTICLE II :  THE LICENSE................................................6


3.    ARTICLE III:  WARRANTY AND INDEMNITY.....................................8


4.    ARTICLE IV:   PATENTS...................................................12


5A.   ARTICLE VIII(A):  REGARDING THE SHEFFIELD INTELLECTUAL PROPERTY.........14


5.    ARTICLE V:  MISCELLANEOUS CLAUSES.......................................15

LICENSE AND DEVELOPMENT Agreement, dated June 30, 1998, by and between Sheffield Pharmaceutical, Inc., a Delaware corporation ("Sheffield"), Systemic Pulmonary Delivery, Ltd., a Bermuda corporation ("Newco") and Elan Corporation plc., an Irish corporation ("Elan").

                                    RECITALS
                                    --------

            A. Sheffield owns, controls and/or has rights in and to the Sheffield Intellectual Property (capitalized terms used herein are defined below), and

            B. Elan is beneficially entitled to the use of various patents, including the Elan Patent Rights, which have been granted or are pending under the International Convention in relation to the development and production of drug delivery devices and processes, and

            C. Elan has agreed to enter into the Elan License Agreement provided that Sheffield and Newco enter into this Agreement, and

            D. Newco is entering into this Agreement with Sheffield pursuant to which Newco shall have the right to manufacture and to market the Products in the Territory, and

            E.        Sheffield   is   prepared   to   license   the   Sheffield
Intellectual Property in the Territory to Newco.

                  NOW THEREFORE, The Parties agree as follows:

1.     ARTICLE I:  DEFINITIONS
       -----------------------


          1.1. In the present Agreement and any further agreements based thereon between the Parties hereto, the following definitions shall apply:


                   "Affiliate" shall mean any corporation or entity controlling, controlled by or under the common control of Sheffield, Newco or Elan, as the case may be. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of at least twenty-five (25%) percent of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

                   "Agreement" shall mean this agreement (which expression shall be deemed to include the Recitals and Appendices hereto).

                   "cGCP", "cGLP" and "cGMP" shall mean current Good Clinical Practices, current Good Laboratory Practices and current Good Manufacturing Practices respectively.

                   "Confidential Information" shall have the meaning set forth in Article 5.1 below.

                   "Definitive Documents" shall mean this Agreement, the Elan License Agreement, the Newco/Sheffield License Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder and thereunder.

                   "Effective Date" shall mean June 30, 1998.

                   "Elan" shall mean Elan Corporation, plc and any of its Affiliates.

                   "Elan License Agreement" shall mean the License and Development Agreement, dated even date herewith, among Elan, Newco and Sheffield pursuant to which, among other things, Elan is licensing to Newco the Elan Know-How and the Elan Patent Rights in accordance with the terms and conditions of said agreement.

                   "FDA" shall mean the United States Food and Drug Administration or any other successor agency, whose approval is necessary to market the Products in the United States of America.

                   "Field" shall mean the Systemic Pulmonary Field.

                   "Joint Intellectual Property" shall mean the Joint Know-How and/or the Joint Patent Rights.

                   "Joint Know-How" shall mean all knowledge, information and expertise developed by at least two of the three Parties during the Term relating to the Field and in accordance with the Project whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

                   "Joint Patent Rights" shall mean any patent and patent applications created, developed, conceived or otherwise invented by at least two of the three Parties pursuant to the Agreement, relating to the Field, and in accordance with the Project. Joint Patent Rights shall also include extensions, continuations, continuations-in-part, divisionals, patents of additions, reexaminations, re-issues supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

                   "Marketing Authorization" shall mean the procurement of registrations and permits required by applicable government authorities in a country in the Territory for the marketing, sale, and distribution of a Product in such country.

                   "MSI Delivery System"shall mean Sheffield's multi dose nebulizer comprising a device and dosator that generally conforms to the specifications in Annex 2 to the Siemens Supply Agreement for use with medicines for the systemic treatment of diseases, and improvements thereto, excluding the use of medicines for humans in treating respiratory disease and/or other lung disease, which exclusion includes, but is not limited to, the use of anti-infectives.

                   "Newco" shall mean Systemic Pulmonary Delivery, Ltd. and any of its Affiliates.

                   "Newco Intellectual Property" shall mean the Newco Know-How and/or the Newco Patent Rights.

                   "Newco Know-How" shall mean all knowledge, information, trade secrets, data and expertise, or from time to time, developed, invented or otherwise acquired by or on behalf of Newco during the Term, including without limitation, the ADDS Technology, the Trademark, Newco Project Know-How, and clinical data and test results, whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

                   "Newco/Sheffield License Agreement" shall mean the License Agreement, dated even date herewith, among Newco, Sheffield and Elan pursuant to, among other things, Newco is sublicensing certain intellectual property rights and know-how to Sheffield in accordance with the terms and conditions of said agreement.

                   "Newco Patent Rights" shall mean all patents and patent applications owned or to be owned by, or licensed or to be licensed by Newco. Newco Patent Rights shall also include all
                   extensions,       continuations,       continuations-in-part,
                   divisionals, patents in addition, reexaminations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder. Newco Patent Rights shall further include any patents or patent applications covering any improved Products or improved methods of making or using the Products invented or acquired by Newco during the Term (and shall for the avoidance of doubt include the Newco Project Patent Rights and such patent and patent applications relating to the ADDS Technology).

                   "Newco Project Know-How" shall mean all knowledge, information, trade secrets, data and expertise which is owned or to be developed by or on behalf of Newco in connection with the Project relating to the Products, including clinical data, whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

                   "Newco Project Patent Rights" shall mean any patents or patent applications covering any improved Products or methods of making or using the Products, invented or acquired by or on behalf of Newco in connection with the Project.

                   "Party" shall mean Newco, Sheffield or Elan as the case may be. "Parties" shall mean any two of Newco, Sheffield and Elan.

                   "Plan" shall mean the business plan and program of development agreed to by the Parties and attached to the Elan License Agreement as Appendix B, with respect to the research, development, prosecution and commercialization of the Products.

                   "Products" shall mean all devices and products or any parts or components thereof (including, without limitation, any and all compounds and/or drug products delivered with, by and/or via the Products) that are used, developed, manufactured, offered for sale and/or sold by or on behalf of Newco and/or its permitted sublicensees, and that utilize, incorporate, apply and/or are based on the Sheffield Intellectual Property, the Newco Intellectual Property, and/or the Elan Intellectual Property.

                   "Project" shall mean all activity as undertaken by Elan, Sheffield and Newco in order to develop the Products in accordance with the Plan.

                   "Sheffield" shall mean Sheffield Pharmaceutical, Inc., a Delaware corporation.

                   "Sheffield Intellectual Property" shall mean the Sheffield Know-How and/or the Sheffield Patent Rights.

                   "Sheffield Know-How" shall mean all knowledge, information, trade secrets, data and expertise relating to the Systemic Pulmonary Field, other than compounds, that is possessed by Sheffield, or from time to time, developed or invented (but not acquired) by or on behalf of Sheffield during the Term relating to the Systemic Pulmonary Field for use with
                   medicines  for  the  systemic   treatment  of  diseases  (but
                   excluding the use of medicines for humans in treating respiratory disease and/or other lung disease, including, but not limited to, the use of anti-infectives), including, without limitation, clinical data, the MSI Delivery System and the Sheffield Project Know-How, whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

                   "Sheffield Patent Rights" shall mean all patents and patent applications related to the Systemic Pulmonary Field, other than compounds, owned by or licensed by or on behalf, of Sheffield, which patents as of the Effective Date are set forth on Appendix A, attached hereto. Sheffield Patent Rights shall also include all extensions, continuations, continuations-in-part, divisionals, patents of addition, re-issues, re-examinations supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder (and shall for the avoidance of doubt include patents and patent applications relating to the MSI Delivery System and the Sheffield Patent Project Rights).

                   "Sheffield Project Know-How" shall mean all knowledge, information, trade secrets, data and expertise which is possessed or developed by or on behalf of Sheffield in connection with the Project relating to the Field for use with medicines for the systemic treatment of diseases (but excluding the use of medicines for humans in treating respiratory disease and/or other lung disease including, but not limited to, the use of anti-infectives), including, but not limited to, clinical data, whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

                   "Sheffield Project Patent Rights" shall mean any patents or patent applications covering any improved Products or methods of making or using the Products, invented or acquired by or on behalf of Sheffield in connection with the Project during the Term.

                   "Siemens" shall mean Siemens Aktiengesellschaft, a company organized under the laws of Germany.

                   "Siemens License Agreement" shall mean the License Agreement, dated February 21, 1997, between Sheffield and Siemens.

                   "Siemens  Supply  Agreement"  shall  mean  the  Basic  Supply
                   Agreement  dated  March  21,  1997,   between  Sheffield  and
                   Siemens.

                   "Steering  Committee" shall have the meaning set forth in the
                   Newco  Development  Agreement,   dated  even  date  herewith,
                   between Sheffield and EIS.

                   "Systemic   Pulmonary  Field"  shall  mean  the  practice  of
                   delivering therapeutic entities via the lung, with the primary intention of making them systemically available.

                   "Term" shall have the meaning set forth in Article 5.5 below.

                   "Territory" shall mean all of the countries of the world.

                   "Topical Pulmonary Field" shall mean the practice of delivering respiratory therapeutic entities via the lung with the primary intention of making them available for local respiratory therapeutic effect on the lung.

                   "Trademark" shall mean the trademark(s) as may be selected by Newco which has been or may be registered by Newco in one or more countries in the Territory.

                   "$" shall mean United States Dollars.

                   The following terms shall have the meanings set forth in the Elan License Agreement: Elan Improvements, Elan Intellectual Property, Elan Know-How, and Elan Patent Rights.

          1.2.     Interpretation. In this Agreement, the following shall apply:

                   1.2.1. the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa;

                   1.2.2. any reference to an Article or Appendix shall, unless otherwise specifically provided, be to a Article or Appendix of this Agreement; and

                   1.2.3. the headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.

2.    ARTICLE II :  THE LICENSE
      -------------------------


          2.1. Subject to the terms and conditions of this Agreement and the rights of Elan under the Definitive Documents, Sheffield hereby grants to Newco for the Term, and Newco hereby accepts, an exclusive, royalty free, sublicense of the Sheffield Intellectual Property for the Territory to develop, make, have made, manufacture, have manufactured, package, use, import, export, promote, distribute, market, offer for sale, and sell the Products in the Field in the Territory. Elan shall have the right to cause Newco to enforce Newco's rights against Sheffield hereunder.

                    2.1.1. Except for an assignment or sublicense to Elan in accordance with this Agreement and the Definitive Documents, Newco may not assign or sublicense the licenses and rights granted to it herein without the prior written approval of Sheffield and Elan, which approval may be withheld for any reason whatsoever. Subject to Elan's rights under the Definitive Documents, Sheffield shall be entitled to use the Sheffield Intellectual Property and all technical and clinical data or improvements thereto in connection with (i) Sheffield's commercial arrangements for the Products in any country that ceases to be a part of the Territory, or in relation to the Products in a country in the Territory in the event of the expiration or sooner termination of this Agreement, or (ii) Sheffield's commercial arrangements for products outside of the Field. Such commercial arrangements referred to in the immediately preceding sentence shall include the right to research, develop, manufacture, sell, license or otherwise market the Products. Notwithstanding anything contained herein to the contrary, during the Term (and for a period of two (2) years thereafter if Elan acquires 100% of Newco's Common Stock within five (5) years from the Effective Date), Sheffield shall not directly or indirectly compete with Newco in the Field, and Sheffield shall not participate in the ownership, management, operation or control of, or act in any advisory, expert or other capacity for, any entity or individual that competes with Newco in the Field; provided, however, that upon Elan's acquisition of at least 100% of Newco's Common Stock, Sheffield shall have the right to compete with Newco in the Field with products that are not based on or utilize the Elan Intellectual Property, the Newco Intellectual Property, the Sheffield Intellectual Property, and/or the Joint Intellectual Property.

          2.2. Notwithstanding anything contained in this Agreement to the contrary, Newco may without the prior approval of Sheffield, enter into an agreement with Elan to manufacture, package, use, import, export, promote, distribute, market, offer for sale, and sell all Products (including products that utilize, incorporate, apply and/or are based on the Sheffield Intellectual Property) on such terms as Newco and Elan shall mutually agree.

          2.3. Newco shall market the Products in the Territory under a Trademark, which Trademark will be owned by Newco subject to the terms and conditions of this Agreement. 2.4. Sheffield hereby grants to Newco during the Term a non-exclusive royalty free license in the Territory, solely for use in connection with the sale of the Products, to use Sheffield's trademark or trademarks, on the following terms:

                    2.4.1. Newco shall as soon as it becomes aware of any infringement give to Sheffield in writing full particulars of any use or proposed use by any other person, firm or company of a trade name or trademark or promotional or advertising activity which may constitute infringement.

                    2.4.2. If Newco becomes aware that any other person, firm or company alleges that such trademark is invalid or that the use of such trademark infringes any rights of another party or that the trademark is otherwise attacked, Newco shall immediately give to Sheffield full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof.

                    2.4.3. Sheffield shall have the right to conduct all proceedings relating to such trademark and shall in its sole discretion decide what action, if any, to take in respect of any infringement or alleged infringement of such trademark or any other claim or counter-claim brought or threatened in respect of the use or registration of such trademark. Any such proceedings shall be conducted at Sheffield's expense and for its own benefit.

                    2.4.4. Nothing contained in this Agreement shall grant to Newco any right, title, or interest in or to such trademark, whether or not specifically recognized or perfected under applicable laws. At no time during or after the Term shall Newco challenge or assist others to challenge any such trademark or the registration thereof or attempt to register any trademarks, marks, or trade names confusingly similar to any such trademark. All displays of any such trademark that Newco intends to adopt shall first be submitted to Sheffield for approval (which shall not be unreasonably withheld) of design, color, and other details, or shall be exact copies of those used by Sheffield. In addition, Newco shall fully comply with all reasonable guidelines, if any, communicated by Sheffield concerning the use of any such trademark as well as all rules and regulations of such use throughout the Territory.

          2.5. When packaged, and to the extent permitted by law, a product label shall include an acknowledgement that the Product is made under license from Sheffield. Such acknowledgement shall take into consideration regulatory requirements and Newco's reasonable commercial requirements. Newco shall wherever possible give due acknowledgement and recognition to Sheffield in all printed promotional and other material regarding the Product such as stating that the Product is under license from Sheffield and that the applicable Sheffield technology has been applied to the Products. Newco shall consult with and obtain the written approval of Sheffield as to the format and content of the promotional and other material insofar as it relates to a description of, or other reference to, the application of the Sheffield Intellectual Property, such approval not to be unreasonably withheld or delayed. The further consent of Sheffield shall not be required where the format and content of such materials is substantively similar as the materials previously furnished to and approved in writing by Sheffield.

          2.6. Newco shall cause the Products that relate to the MSI Delivery System to be labled in accordance with any obligation by Sheffield in the Siemens License Agreement and in accordance with applicable laws and regulations, including without limitation, 35 United States Code Section 287, as the same may be amended from time to time.

3.     ARTICLE III:  WARRANTY AND INDEMNITY.
       -------------------------------------


          3.1. Sheffield represents , warrants and covenants to Newco and Elan as follows:

                    3.1.1. Sheffield is duly and validly existing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification (except where such failure to so qualify shall not have a material adverse affect on the business and assets of Sheffield), and is in compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

                    3.1.2. Sheffield has full corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by Sheffield and constitutes the legal and valid obligations of Sheffield and is enforceable against Sheffield in accordance with its terms; and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate or result in a default under or creation of lien or encumbrance under Sheffield's memorandum and articles of association or any material agreement or instrument binding upon or affecting Sheffield or its properties or assets or any applicable laws, rules, regulations or orders affecting Sheffield or its properties or assets;

                    3.1.3. Sheffield is not in material default of its memorandum and articles of association, any applicable material laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation;

                    3.1.4. As of the Effective Date, Sheffield is the sole and exclusive owner or licensee of, or controls all right, title and interest to the Sheffield Patent Rights; and to Sheffield's knowledge and belief, Sheffield is the sole owner or licensee of the Sheffield Know-How. Sheffield has the right to grant the licenses and sublicenses granted herein. The Sheffield Patent Rights, and to Sheffield's knowledge and belief, the Sheffield Know-How, are free and clear of any lien, encumbrances, security interest or restriction on the license granted herein. Sheffield will not grant during the Term, any right, license or interest in and to the Sheffield Intellectual Property, or any portion thereof, inconsistent with the license and sublicense granted herein; and to the best of Sheffield's knowledge there are no pending or threatened adverse actions, suits, investigations, claims or proceedings brought by one or more third parties related to the Sheffield Intellectual Property as of Effective Date;

                    3.1.5. The Products that are developed, manufactured, transported, stored, handled, packaged, marketed, promoted, distributed, offered for sale and/or sold by Sheffield shall be in accordance with all applicable regulations and requirements of the FDA and foreign regulatory authorities including, without limitation, cGCP, cGLP, cGMP regulations with respect thereto. The Products shall not be adulterated or misbranded as defined by the Federal Food, Drug and Cosmetic Act (or applicable foreign law) and shall not be a product which would violate any section of such Act if introduced in interstate commerce;

                    3.1.6. Sheffield is fully cognizant of all applicable statutes, ordinances and regulations of the United States of America and countries in the Territory with respect to the manufacture of the Products including, but not limited to, the U.S. Federal Food, Drug and Cosmetic Act and regulations thereunder and similar statutes in countries outside of the United States, and cGMPs. To the extent that Sheffield manufactures or procures the manufacture of the Products, such manufacture or procurement shall be in conformity with the Marketing Authorizations and in a manner which fully complies with all United States of America and foreign statutes, ordinances, regulations and practices;

                    3.1.7. Sheffield represents and warrants that the execution of this Agreement will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between Sheffield and any third party, including without limitation, the Siemens License Agreement;

                    3.1.8. Sheffield and Siemens are parties to the Siemens License Agreement pursuant to which, among other things, Siemens is licensing to Sheffield, with the right to sublicense, a license for the manufacture, distribution and sale the MSI Delivery System. The Siemens License Agreement is valid and in full force and effect and will continue to be valid and in full force and effect upon completion of the transactions contemplated by the Definitive Documents without any modifications. There are no existing or claimed defaults by any party under the Siemens License Agreement and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default under the Siemens License Agreement. Sheffield shall comply with all of its obligations under the Siemen's License Agreement and shall promptly notify Elan and Newco of any breach or event of default thereunder; and

                    3.1.9. EXCEPT AS SET FORTH IN THIS ARTICLE 3.1, SHEFFIELD IS GRANTING THE SUBLICENSES HEREUNDER ON AN "AS IS" BASIS WITHOUT RECOURSE, REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

          3.2. Newco represents and warrants to Elan and Sheffield the following:


                    3.2.1. Newco is duly and validly existing in good standing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification (except where such failure to so qualify shall not have a material adverse affect on the business and assets of Newco), and Newco is in compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

                    3.2.2. Newco has full corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered and constitutes the legal and valid obligations of Newco and is enforceable against Newco in accordance with its terms; and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate or result in a default under or creation of lien or encumbrance under Newco's certificate of incorporation, by-laws or other organic documents, any material agreement or instrument binding upon or affecting Newco, or its properties or assets or any applicable laws, rules, regulations or orders affecting Newco, or its properties or assets;

                    3.2.3. Newco is not in default of its charter or by-laws, any applicable laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation;

                    3.2.4. Newco has not granted any option, license, right or interest to any third party which would conflict with the terms of this Agreement;

                    3.2.5. The Products that are be developed, manufactured, transported, stored, handled, packaged, marketed, promoted, distributed, offered for sale and/or sold by Newco shall be in accordance with all applicable regulations and requirements of the FDA and foreign regulatory authorities including, without limitation, cGCP, cGLP, cGMP regulations relating thereto. The Products shall not be adulterated or misbranded as defined by the Federal Food, Drug and Cosmetic Act (or applicable foreign law) and shall not be a product which would violate any section of such Act if introduced in interstate commerce; and

                    3.2.6. Newco is fully cognizant of all applicable statutes, ordinances and regulations of the United States of America and countries in the Territory with respect to the manufacture of the Products including, but not limited to, the U.S. Federal Food, Drug and

Cosmetic Act and regulations thereunder and similar statutes in countries outside of the United States, and cGMPs. To the extent that Newco manufactures or procures the manufacture of the Products, such manufacture or procurement shall be in conformity with the Marketing Authorizations and in a manner which fully complies with all United States of America and foreign statutes, ordinances, regulations and practices.

          3.3. Elan represents and warrants to Newco and Sheffield the following:


                    3.3.1. Elan is duly and validly existing in good standing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification (except where such failure to so qualify shall not have a material adverse affect on the business and assets of Elan), and Elan is in compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

                    3.3.2. Elan has full corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered and constitutes the legal and valid obligations of Elan and is enforceable against Elan in accordance with its terms; and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate or result in a default under or creation of lien or encumbrance under Elan's certificate of incorporation, by-laws or other organic documents, any material agreement or instrument binding upon or affecting Elan, or its properties or assets or any applicable laws, rules, regulations or orders affecting Elan, or its properties or assets;

                    3.3.3. Elan is not in default of its charter or by-laws, any applicable laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation.

          3.4. Sheffield shall indemnify, defend and hold harmless Newco, Elan and their respective officers, directors, employees and agents from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) due to third party claims to which Newco or Elan is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) any breach by Sheffield of any of its obligations under this Agreement, (ii) any breach of a representation or warranty of Sheffield made in this Agreement, and (iii) any activities conducted by Sheffield in connection with the Project, except to the extent due to the negligence or willful misconduct of Newco or Elan.

          3.5. Newco shall indemnify, defend and hold harmless Sheffield and Elan and their respective officers, directors, employees and agents from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) due to third party claims to which Sheffield or Elan is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) any breach by Newco of any of its obligations under this Agreement, (ii) any breach of any representation or warranty of Newco made in this Agreement, (iii) any activities conducted by Newco in connection with the Project, except to the extent due to the negligence or willful misconduct of Sheffield or Elan (which negligence or willful misconduct of Sheffield or Elan, as the case may be, shall not affect the obligations of Newco to the other party hereunder), and (iv) third party claims to which Sheffield or Elan is or may become subject insofar as they arise out of or are alleged or claimed to arise out of the development, manufacture, transport, packaging, storage, handling, distribution, promotion, marketing, offer for sale or sale of the Products, including any product liability claim or any claim relating to any recall of a Product.

          3.6.      As  a  condition   of   obtaining   an   indemnity   in  the
circumstances set out above or elsewhere in the Agreement, the Party seeking an indemnity shall:

                    3.6.1. fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

                    3.6.2. permit the indemnifying Party to take full care and control of such claim or proceeding;

                    3.6.3. reasonably assist in the investigation and defense of such claim or proceeding;

                    3.6.4. not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld; and take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

          3.7. Notwithstanding anything to the contrary in this Agreement, Elan, Sheffield and Newco shall not be liable to the other for any punitive, consequential or incidental loss or damage (whether for loss of profit or otherwise) by reason of any representation or warranty, condition or other term or any duty of common law, or under the express or implied terms of this Agreement, and whether occasioned by the negligence of the respective Parties, their employees or agents or otherwise.

4.   ARTICLE IV:  PATENTS
     --------------------


          4.1. Title: Subject to the terms and conditions of this Agreement, title to the various inventions and intellectual property are set forth below as follows:

                      (i) title to all inventions and other intellectual property made solely by employees of Elan in connection with the Project shall be owned by Elan;

                      (ii) title to all inventions and other intellectual property made solely by Newco in connection with the Project shall be owned by Newco;

                      (iii) title to all inventions and other intellectual property made solely by Sheffield in connection with the Project, other than set forth in Article 7.1(v) below, shall be owned by Newco including, without limitation, any such inventions or intellectual property relating to the ADDS Technology;

                      (iv) title to all inventions and other intellectual property made jointly by Elan and Newco in connection with the Project shall be owned by Newco;

                      (v) title to all inventions and other intellectual property made solely by Sheffield employees or jointly by Newco and Sheffield employees relating to the MSI Delivery System shall be owned by Sheffield; and

                      (vi)    all  other   inventions  and  other   intellectual
property made between Sheffield and Newco employees in connection with the Project shall be owned by Newco, including, without limitation, any such inventions or intellectual property relating to the ADDS Technology.

          4.2.      Filing and Prosecution of Patents
                    ---------------------------------

                    4.2.1. Each Party shall timely inform the other in writing of any improvement or development made by such Party relating, respectively, to the Elan Intellectual Property, the Sheffield Intellectual Property, and/or the Newco Intellectual Property so that any patent protection that may be available for any such improvement or development is not compromised.

                    4.2.2. Newco shall prepare, prosecute and maintain all patents applications and issued patents relating to the inventions, improvements and other intellectual property set forth in paragraphs (ii), (iii), (iv) and
(vi) in Article 7.1. With respect to such preparation, prosecution and maintenance activities, Newco shall timely inform Sheffield of the status of such activity if such inventions have application in the Topical Pulmonary Field. In the event Newco shall decide not to seek patent protection for any such intellectual property, Elan shall have the option to take control of such prosecution. In the event that Elan shall determine, in good faith, that any patents applications and issued patents relating to the inventions, improvements and other intellectual property set forth in paragraphs (ii), (iii), (iv) and
(vi) in Article 7.1 predominantly relates to an area other than the Field, Elan shall have the option to take control of the preparation, prosecution and maintenance of patent protection directed to such intellectual property. In the event that Elan does not exercise such right, Newco shall have the option to take responsibility for the preparation, prosecution and maintenance of patent protection directed to such intellectual property.

                    4.2.3. Sheffield shall prepare, prosecute and maintain all patents applications and issued patents relating to paragraph (v) in section 7.1 with respect to such preparation, prosecution and maintenance activities.

          4.3. Enforcement of Intellectual Property Rights; Third party infringement
                    ------------------------------------------------------------

                    4.3.1. Newco and Sheffield shall promptly inform the other in writing of any alleged infringement or unauthorized use of which it shall become aware by a third party of Sheffield Intellectual Property, Newco Intellectual Property, the Elan Intellectual Property and/or Joint Intellectual Property and provide such other with any available evidence of such unauthorized activity.

                    4.3.2. During the Term, Newco shall have the right to pursue at its own expense any enforcement activities of the Sheffield Intellectual Property and/or the Newco Intellectual Property and/or the Joint Intellectual Property within the Field. Sheffield shall agree to be named as a necessary party in an action brought by and fully financed by Newco and will reasonably co-operate with such action. Newco shall reimburse any out of pocket expenses borne by Sheffield. Should Newco decide not to enforce the Sheffield Intellectual Property and/or the Newco Intellectual Property and/or the Joint Intellectual Property within the Field, Sheffield may do so at its expense and for its own benefit, and Newco will reasonably co-operate with such action. Any actual out of pocket expenses borne by Newco in cooperating with such action shall be reimbursed by Sheffield.

                    4.3.3. Notwithstanding anything contained in Article 4.3.2 to the contrary, in the event that a third party is believed to be infringing any intellectual property right relating to the MSI Delivery System, then at the request of Newco, Sheffield shall, at Sheffield's discretion, take such reasonable and necessary actions to remove such infringing activity or, in the alternative, Sheffield shall promptly grant to Newco the right to pursue any enforcement activities of the intellectual property relating to the MSI Delivery System.

          4.4.      Infringement of third party patents
                    -----------------------------------

                    4.4.1. In the event that a claim or proceedings are brought against Newco by a third party alleging that the manufacture, use, offer for sale, sale or other activity relating to the Products constitute an unauthorized use of an intellectual property right owned by such a third party in the Territory, Newco shall promptly advise Sheffield of such threat or suit.

                    4.4.2. Newco shall indemnify, defend and hold Sheffield and Elan harmless against all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys fees) relating directly or indirectly to all such claims or proceedings referred to in this Article 4.4; provided that Sheffield or Elan shall not acknowledge to the third party or to any other person the validity of any claims of such a third party, and shall not compromise or settle any claim or proceedings relating thereto without the prior written consent of Newco, not to be unreasonably withheld or delayed.

5A.       ARTICLE V(A): REGARDING THE SHEFFIELD INTELLECTUAL PROPERTY
          -----------------------------------------------------------

          5A.1      Conformance With Siemens Agreements
                    -----------------------------------

          The Parties acknowledge that those Sheffield rights in and to the Sheffield Intellectual Property which are derived from the Siemens Supply Agreement and the Siemens License Agreement, are therefore subject to all the terms and conditions thereof. It is the Parties' express intent that the grant by Sheffield of any such rights be consistent with the terms and conditions thereof and Sheffield's obligations thereunder.

          5A.2      After Acquired Know How
                    -----------------------

          If Sheffield acquires the rights to additional know how or patents in the Systemic Pulmonary Field after the execution of this Agreement, it agrees to negotiate in good faith with Elan and Newco a license or sublicense, as appropriate, of such know how and patents to Newco for use in the Systemic Pulmonary Field.

5.   ARTICLE V:  MISCELLANEOUS CLAUSES
     ---------------------------------


          5.1.      Secrecy
                    -------


                    5.1.1. Any information, whether written or oral (provided that oral information shall be reduced to writing within one month by the party giving the oral information and the written form shall be furnished to the other party) pertaining to the Product that has been or will be communicated or delivered by any Party to the other, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information (collectively, "Confidential Information"), shall be treated by Newco, Sheffield and Elan, respectively, as confidential information, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such confidential information shall not be subject to the restrictions and prohibitions set forth in this Article to the extent that such Confidential
Information:

                               (A) is available to the public in public literature or otherwise, or after disclosure by one Party to the other becomes public knowledge through no default of the Party receiving such Confidential Information; or

                               (B) was known to the Party receiving such Confidential Information prior to the receipt of such Confidential Information by such Party, whether received before or after the Effective Date; or

                               (C) is obtained by the Party receiving such Confidential Information from a third party not subject to a requirement of confidentiality with respect to such Confidential Information; or

                               (D) is required to be disclosed pursuant to: (A) any order of a court having jurisdiction and power to order such information to be released or made public; or (B) any lawful action of a governmental or regulatory agency.

                    5.1.2. Each Party shall take all such precautions with Confidential Information disclosed to it by the other Party as it normally takes with its own confidential information to prevent any improper disclosure of the Confidential Information disclosed to it by the other

Party to any third party; provided, however, that such Confidential Information may be disclosed within the limits required to obtain any authorization from the FDA or any other United States of America or foreign governmental or regulatory agency or, with the prior written consent of the other Party, which shall not be unreasonably withheld, or as may otherwise be required in connection with the purposes of this Agreement.

                    5.1.3. Notwithstanding the above, each Party hereto may use or disclose Confidential Information disclosed to it by the other Party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sub-license or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will given reasonable advance notice to the latter Party of such disclosure and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

                    5.1.4. Each Party agrees that it will not use, directly or indirectly, any Confidential Information disclosed by the other Party pursuant to this Agreement, other than as expressly provided herein.

                    5.1.5. Newco and Sheffield will not publicize the existence of this Agreement in any way without the prior written consent of the other subject to the disclosure requirements of applicable laws and regulations. The Parties agree that promptly following the execution of this Agreement they shall issue an agreed press release which will not disclose the terms of this Agreement. In the event that one of the Parties wishes to make an announcement concerning the Agreement, that Party will seek the consent of the other Parties. The terms of any such announcement shall be agreed in good faith.

          5.2. Conflict. IN THE EVENT OF ANY INCONSISTENCY OR CONFLICT BETWEEN THE PROVISIONS OF THE ELAN LICENCE AGREEMENT ON THE ONE HAND, AND THE PROVISIONS OF THIS AGREEMENT AND THE NEWCO/SHEFFIELD LICENSE AGREEMENT ON THE OTHER HAND, THE TERMS OF THE ELAN LICENSE AGREEMENT SHALL GOVERN AND CONTROL IN ALL RESPECTS.

          5.3. Parties bound. This Agreement shall be binding upon and inure for the benefit of Parties hereto, their successors and permitted assigns.

          5.4. Severability. If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

          5.5.      Duration and Termination
                    ------------------------

                    5.5.1. Subject to the other provisions of Article 5.5, this Agreement shall remain in full force and effect on a Product by Product and country by country basis, for a period commencing as of the Effective Date and expiring [text omitted] years from the date of the first commercial sale of such Product in such country in the Territory, or [text omitted], whichever is longer (the "Term"). Promptly following the signing of this Agreement, Sheffield will use its best and diligent efforts to extend the term of the Siemens License Agreement and its rights thereunder, including, without limitation, the exclusive license granted to Sheffield in and to the Sheffield Intellectual Property, for an initial period of at least fifteen years from the date thereof. Upon Sheffield's obtaining such extension, it promptly shall so notify Newco and Elan in writing, specifying the period and territories covered by such extension. The Term shall be automatically extended for a period equal to any such extension of such rights of Sheffield under the Siemens License Agreement at no additional cost to Newco and Elan.

                    5.5.2. In addition to the rights of early or premature termination provided for elsewhere in this Agreement, the term of this Agreement may be terminated immediately upon written notice of termination given by:

                                  (A) the non-defaulting party in the event that the other party shall: (1) commit a material breach or default under a Definitive Document, which breach or default shall not be remedied within sixty (60) days after the receipt of written notice thereof by the party in breach or default; or (2) have made a material misrepresentation of any representation or warranty contained herein or any Definitive Document; or

                                   (B) Elan on the one hand, and Sheffield and Newco on the other hand, if Elan, Sheffield or Newco (on an individual basis), as the case may be, shall at any time be Insolvent, dissolved, liquidated, discontinued, or when any proceeding is filed or commenced by either Party under bankruptcy, insolvency or debtor relief laws. For purposes of this Agreement, "Insolvent" shall mean (1) the sum of a Party's debts exceeds its assets,
                                          (2) a Party is  unable,  or has reason
                                          to believe  it is  unable,  to pay its
                                          debts as such debts  mature,  or (3) a
                                          Party does not have sufficient capital
                                          with which to conduct its business.

                    5.5.3. Upon exercise of those rights of termination as set forth in this Agreement with respect to any country or countries or the entire Agreement as the case may be, this Agreement shall, subject to the other provisions of the Agreement, automatically terminate forthwith in the applicable country or countries or the entire Agreement as the case may be, and be of no further legal force or effect.

                    5.5.4. Upon termination of this Agreement:

                                  (A) all confidentiality provisions set out herein shall remain in full force and effect for a period of five (5) years;

                                  (B) all representations, warranties, and indemnities shall survive the
                                          termination   of  this  agreement  and
                                          shall remain in full force and effect;

                                  (C) termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement;

                                  (D) except as is necessary to enable Elan to exercise the licenses to be granted by Newco and/or Sheffield to Elan under this Agreement, upon any termination of this Agreement, Newco, Sheffield and Elan shall promptly return to the other Party all Confidential Information received from the other Party (except one copy of which may be retained for archival purposes);

                                  (E) in the event this Agreement is terminated for any reason, Newco shall have the right for a period of six (6) months from termination to sell or otherwise dispose of the stock of any Product then on hand, which such sale shall be subject to applicable terms of this Agreement;

                                  (F) At Elan's option, except for the termination of this Agreement due to the Insolvency of Elan, or unless the Elan License Agreement is terminated due to the breach by Elan beyond any cure or grace period in accordance with the terms thereof, the Sheffield Intellectual Property and all of the rights granted to Newco hereunder shall immediately be deemed to have been assigned and transferred to Elan, and Sheffield shall take such actions, without cost to Elan, to sublicense to Elan Sheffield's rights under the Siemens License Agreement to secure for Elan the benefits of such agreement.

                                  (G) The following Articles shall survive the termination or expiration of this Agreement for any reason: Article 1,
                                          Article  2.1.1,  Article 3,  Article 4
                                          and Article 5.

          5.6. Force Majeure. Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a Government Authority, non availability of raw materials, but any such delay or failure shall be remedied by such Party as soon as practicable.

          5.7. Relationship of the Parties. Nothing contained in this Agreement is intended or is to be construed to constitute Elan, Newco and Sheffield as partners or joint venturers or either Party as an employee of the other. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

          5.8. Amendments. No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of all Parties.

          5.9. Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

          5.10. No effect on other agreements. No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

          5.11. Applicable Law. This Agreement is construed under and ruled by the laws of the State of New York. For the purpose of this Agreement the Parties submit to the personal jurisdiction of the United States District Court for the State of New York. The Parties each further irrevocably consent to the service of any complaint, summons, notice or other process by delivery thereof to it by any manner in which notices may be given pursuant to this Agreement.

          5.12. Notices. Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or faxed to:

                    -   ELAN at

                        Elan Corporation plc.
                        Lincoln House,
                        Lincoln Place,
                        Dublin 2, Ireland.

                        Attention: President, Elan Pharmaceutical Technologies,
                                   a division of Elan Corporation plc
                        Telefax :  353 1 662 4960

                    -   Newco at

                        Systemic Pulmonary Delivery, Ltd.
                        c/o Elan International Services, Ltd.
                        102 St. James Street
                        Flatts, Smith Parish FL04
                        Bermuda

                        Attention: Chief Executive Officer

                    -   Sheffield at

                    Sheffield Pharmaceuticals, Inc.
                    37 South Main Street
                    Pittsford, New York 14534

                    Atttention:  Chairman

                    and

                    Sheffield Pharmaceutical, Inc.
                    425 South Woodsmill Road
                    St. Louis, Missouri 63017

                    Attention:  Chief Executive Officer
                    Telefax:  (314) 579-9799

                    with a copy to

                    Olshan Grundman Frome & Rosenzweig LLP
                    505 Park Avenue
                    New York, New York  100022
                    Attention: Daniel J. Gallagher, Esq.

                    and

                    Fitzpatrick, Cella, Harper & Scinto
                    30 Rockefeller Plaza
                    New York, NY 10112

                    Attention:  Michael P. Sandonato, Esq.
                    Telefax:  (212) 218-2200

                    or to such other address(es) and telefax numbers as may from time to time be notified by either Party to the other hereunder.

          If a notice is sent by Sheffield to Newco or Newco to Sheffield pursuant to any agreements relating to the transactions contemplated hereunder, then Sheffield or Newco, as the case may be, shall send a copy of such notice to Elan in accordance with the provisions of this Article.

          Any notice sent by registered air-mail shall be deemed to have been delivered within seven (7) working days after dispatch and any notice sent by telefax (with confirmed answer back) shall be deemed to have been delivered within twenty four (24) hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.

          5.13. No Implied Rights. No rights or licenses are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

          5.14. Further Assurances. At any time or from time to time on and after Effective Date, each party shall at the request of the other (i) deliver such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as the other Party may reasonably deem necessary or desirable in order for it to obtain the full benefits of this Agreement and the transactions contemplated hereby.

          5.15. Entire Agreement . This Agreement including its Appendices, together with the Definitive Documents, sets forth the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto, including the letter of agreement of June 3, 1998.

          5.16.     Counterparts.   This   Agreement  may  be  executed  in  two
counterparts, each of which shall be deemed an original and which together shall constitute one instrument.


          IN WITNESS THEREOF the Parties hereto have executed this Agreement in duplicate.


                                 SYSTEMIC PULMONARY DELIVERY, LTD



                                 By: /s/ Thomas M. Fitzgerald
                                     --------------------------
                                 Name:  Thomas M. Fitzgerald
                                 Title: Chairman



                                 SHEFFIELD PHARMACEUTICAL, INC.


                                 By: /s/ Thomas M. Fitzgerald
                                     --------------------------
                                 Name:  Thomas M. Fitzgerald
                                 Title: Chairman



                                 ELAN CORPORATION, PLC


                                 By: /s/ Thomas Lynch
                                     --------------------------
                                 Name:  Thomas Lynch
                                 Title: Chief Financial Officer

                                   APPENDIX A

                            SHEFFIELD PATENT RIGHTS

                                 [TEXT OMITTED]

                                   APPENDIX B

                                      PLAN

                                 [TEXT OMITTED]